                                                                    EXHIBIT 10.6


Maximum Principal Indebtedness
for Tennessee recording tax purposes
is $6,000,000.00


         This Indenture made and entered into this 25th day of July, 1996, by and between American West Trading Company, hereinafter referred to as "Borrower", in favor of Haywood A. Lane, Jr., Trustee of Wake County, North Carolina, hereinafter referred to as "Trustee" for the use and benefit of The Fidelity Bank, hereinafter referred to as "Lenders";


                              W I T N E S S E T H

         In consideration of the funds loaned to the Borrower by the Lenders and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to secure the indebtedness described below and other obligations of the Borrower hereinafter set forth. Borrower does hereby grant, bargain, sell, convey, assign, transfer, pledge and set over unto the Trustee, and the successors and assigns of the Trustee all of the following described land and interest in land, estates, easements, rights, improvements, fixtures, appliances and appurtenances (hereinafter referred to collectively as the "Premises"):

                 (a) All that certain tract, piece or parcel of land more particularly described on EXHIBIT A attached hereto and by this reference made a part hereof (hereinafter referred to as the "Land").

                 (b) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, boilers, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, air conditioning apparatus, and appurtenances, window screens, awnings and storm sashes, which are or shall be attached to said buildings, structures or improvements, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Premises as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Deed of Trust (hereinafter referred to as the "Deed of Trust").

                 (c) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, water rights and powers, minerals, shrubs, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances.
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         TO HAVE AND TO HOLD the Premises and all parts, rights, members and appurtenances thereof, to the use and benefit of Trustee and the successors-in-title and assigns of Trustee, forever; and Borrower covenants that Borrower is lawfully seized and possessed of the Premises as set out in the deraignment as to each tract and has a good right to convey the same, that the same are unencumbered except for those matters expressly set forth in EXHIBIT B attached hereto and by this reference made a part hereto, and Borrower does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said EXHIBIT B attached hereto.

         But this conveyance is made IN TRUST for the following uses and trusts, and for no other purposes, to-wit:

         (a) To secure the payment of an indebtedness for borrowed money in the principal amount of Six Million Dollars ($6,000,000.00) due from Borrower, to Lenders, which Lenders have advanced, evidenced by a promissory note of even date herewith in the principal sum of Six Million Dollars ($6,000,000.00), together with interest thereon, and any extensions, modifications and/or renewals thereof and any notes given in payment of any such principal and/or interest (all of which are herein sometimes referred to as the "Note"),

         (b) To secure the payment of all court costs, expenses and costs of whatever kind incident to the collection of any indebtedness secured hereby and the enforcement or protection of the lien of this conveyance, including reasonable attorney's fees.

         Should the indebtedness secured by this Deed of Trust (hereinafter referred to collectively as the "Secured Indebtedness") be paid according to the tenor and effect thereof when the same shall become due and payable, and should Borrowers perform all covenants herein contained in a timely manner, then this Deed of Trust shall be canceled and released.

         BORROWER HEREBY FURTHER COVENANTS AND AGREES WITH TRUSTEE AND LENDERS AS FOLLOWS:

                                   ARTICLE I

1.01     Taxes, Liens and Other Charges.

         (a) Borrower shall pay, on or before the due date thereof, all levies, license fees, permit fees and all other charges of every character whatsoever (including all penalties and interest thereon) now or hereafter levied, assessed, confirmed or imposed on, or in respect of, or which may be a lien upon the Premises, or any part thereof, or any estate, rights or interest therein, or upon the rents, issues, income or profits thereof, and shall submit to Lenders such evidence of the due and punctual payment of all such taxes, assessments and other fees and charges as Lender may require.





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         b.      Borrower shall pay, on or before the due date thereof, all taxes, assessments, charges, expenses, costs and fees which may now or hereafter be levied upon, or assessed or charged against, or incurred in connection with, the Note, the Secured Indebtedness, this Deed of Trust or any other instrument now or hereafter evidencing, securing or otherwise relating to the Secured Indebtedness.

         c. Borrower shall pay, on or before the due date thereof, (i) all premiums on policies of insurance covering, affecting or relating to the Premises, as required pursuant to paragraph 1.03, below; (ii) all premiums on collaterally assigned life insurance policies, if any; (iii) all premiums for mortgage insurance, if this Deed of Trust and the Note are so insured; and (iv) all ground rentals, other lease rentals and other sums, if any, owing by Borrower and becoming due under any lease or rental contract affecting the Premises. Borrower shall submit to Lenders such evidence of the due and punctual payment of all such premiums, rentals and other sums as the Lender may require.

         (d) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of deeds of trust or security agreements, or debts secured thereby or the manner of collecting such taxes so as to adversely affect the Lenders; Borrower will pay any such taxes on or before the date thereof, If Borrower fails to make such prompt payment or if, in the opinion of Lenders, any such state, federal, municipal, or other governmental law, rule, order or regulation prohibits Borrower from making such payment or would penalize Borrower if Borrower makes such payment,, or if,, in the opinion of Lenders, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the Secured Indebtedness and all interest accrued thereon shall, at the option of Lenders, become immediately due and payable.

         (e) Borrower shall not suffer any mechanic's, materialmen's, laborer's, statutory or other lien to be created or remain outstanding against the Premises.

1.02     Insurance.

         (a) Upon the request of Lenders, Borrower shall procure for, deliver to, and maintain for the benefit of Lenders during the term of this Deed of Trust, original paid-up insurance policies of such insurance companies, in such amounts, in form and substance, and with such expiration dates as are acceptable to Lenders and containing non-contributory standard mortgagee clauses, their equivalent, or a satisfactory mortgagee loss payable endorsement in favor of Lenders, providing the following types of insurance covering the Premises and the interest and liabilities incident to the ownership, possession and operation thereof:

                 (i) Insurance against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism





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and malicious mischief and against such other hazards as, under good insurance practices, from time to time are insured against for properties or similar character and location, the amount of which insurance shall not be less than the greater of (a) the Secured Indebtedness and (b) one hundred percent (100%) of the full replacement cost of the Premises without deduction for depreciation, and which policies of insurance shall contain satisfactory replacement cost endorsements.

         (b) Lenders are hereby authorized and empowered, at their option, to adjust or compromise any loss under any insurance policies maintained pursuant to this paragraph 1.03, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Lenders, instead of to Borrower and Lenders jointly. In the event any insurance company fails to disburse directly and solely to Lenders but disburses instead either solely to Borrower or to Borrower and Lenders jointly, Borrower agrees immediately to endorse and transfer such proceeds to Lenders. Upon the failure of Borrower to endorse and transfer such proceeds as aforesaid, Lenders may execute such endorsements or transfers for and in the name of Borrower, and Borrower hereby irrevocably appoints Lenders as Borrower's agent and attorney-in-fact so to do, After deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums,, including attorney's fees. Lenders may apply the net proceeds or any part thereof, at their option, (i) to the payment of the Secured Indebtedness, whether or not due and in whatever order Lenders elect, (ii) to the repair and/or restoration of the Premises, or
(iii) for any other purposes or objects for which Lenders are entitled to advance funds under this Deed of Trust, all without affecting the lien and security interest created by this Deed of Trust and any balance of such moneys then remaining shall be paid to Borrower or the person or entity lawfully entitled thereto. Lenders shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

         (c) At least fifteen (15) days prior to the expiration date of each policy maintained pursuant to paragraph 1.03, a renewal or replacement thereof satisfactory to Lenders shall be delivered to Lenders. Borrower shall deliver to Lenders receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Deed of Trust of any other transfer of title to the Premises in extinguishment or partial extinguishment of the Secured Indebtedness, all right, title and interest of Borrower in and to all insurance policies then in force shall pass to the purchaser or Lenders, and Lenders are hereby irrevocably appointed by Borrower to assign any such policy to said purchaser or to Lenders without accounting to Borrower for any unearned premiums thereon.





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

1.03     Care of Premises.

         (a) Borrower will keep the buildings, parking areas, roads and walkways, recreational facilities, landscaping, and all other improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste and will not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Premises or any other part thereof or which would or could result in the cancellation of any insurance policy carried with respect to the Premises.

         (b) Borrower will not remove, demolish or alter the structural character of any improvement located on the Land without the written consent of Lenders.

         (c) If the Premises or any part thereof is damaged by fire or any other cause, Borrower will give immediate written notice thereof to Lenders.

         (d) Lenders or their representative are hereby authorized to enter upon and inspect the Premises at any time during normal business hours,

         (e) Borrower will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Premises or any part thereof.

         (f) If all or any part of the Premises shall be damaged by fire or other casualty,, Borrower will promptly restore the Premises to the equivalent of its original condition; and if a part of the Premises shall be damaged through condemnation, Borrower will promptly restore, repair or alter the remaining portions of the Premises in a manner satisfactory to Lenders, Notwithstanding the foregoing, Borrower shall not be obligated to restore unless in each instance, Lenders agree to make available to Borrower (pursuant to a procedure satisfactory to Lenders) any net insurance or condemnation proceeds actually received by Lenders hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Borrower of its obligation to restore. In the event all or any portion of the Premises shall be damaged or destroyed by fire or other casualty or by condemnation, Borrower shall promptly deposit with Lenders a sum equal to the amount by which the estimated cost of the restoration of the Premises (as determined by Lenders in their good faith judgment) exceeds the actual net insurance or condemnation proceeds with respect to such damage or destruction.

1.04 Expenses. Borrower will pay or reimburse Lenders, upon demand therefore, for all attorney's fees, costs and expenses incurred by Lenders in any suit, action, legal proceeding or dispute of any kind in which Lenders are made a party or appears as plaintiff or defendant, affecting the Secured Indebtedness, this Deed of Trust or the interest created herein, or the Premises, including, but not limited to, the exercise of the power of sale contained in this





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Deed of Trust, any condemnation action involving the Premises or any action to protect the security hereof, and any such amounts paid by Lenders shall be added to the Secured Indebtedness and shall be secured by this Deed of Trust.

1.05 Subrogation. To the full extent of the Secured Indebtedness, Lenders are hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every lien, claim, demand and other encumbrances on the Premises which are paid or satisfied, in whole or in part, out of the proceeds of the Secured Indebtedness, and the respective liens, claims, demands and other encumbrances shall be, and each of them is hereby preserved and shall pass to and be held by Lenders as additional collateral and further security for the Secured Indebtedness, to the same extent they would have been preserved and would have been passed to and held by Lenders had they been duly and legally assigned, transferred, set over and delivered unto Lenders by assignment, notwithstanding the fact that the same may be satisfied and canceled of record.

1.06 Limit of Validity. If from any circumstances whatsoever, fulfillment of any provision of this Deed of Trust or of the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed of Trust or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provision of paragraph 1.07 shall control every other provision of this Deed of Trust and of the Note.

1.07 Legal Actions. In the event that Lenders are made a party, either voluntarily or involuntarily, in any action or proceeding affecting the Premises, the Note, the Secured Indebtedness, or the validity or priority of this Deed of Trust, then, Borrower shall immediately, upon demand, reimburse Lenders for all costs, expenses and liabilities incurred by Lenders by reason of any such action or proceeding, including reasonable attorneys fee, and any such amounts paid by Lenders shall be added to the Secured Indebtedness and shall be secured by this Deed of Trust.

                                   ARTICLE II

2.01 Events of Default. The terms "default," "Event of Default" or "Events of Default," wherever used in this Deed of Trust, shall mean any one or more of the following events:

         (a) Failure by Borrower to pay as and when due and payable any portion of the Secured Indebtedness; or

         (b) Failure by Borrower duly to observe or perform any other term, covenant, condition or agreement of this Deed of Trust; or





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

         (c) The occurrence of a default or event of default under any agreement now or hereafter evidencing, securing or otherwise relating to the Note or the Secured Indebtedness, including, without limiting the foregoing, any Loan Agreement of even date herewith between Borrower and Lenders; or

         (d) Any warranty of Borrower contained in this Deed of Trust or in any other instrument,, document, transfer, conveyance, assignment or loan agreement given by Borrower with respect to the Secured Indebtedness, proving to be untrue or misleading in any material respect; or

         (e) Any event occurs under any instrument, deed or agreement given or made by Borrower to or with any third party, which would authorize the acceleration of an indebtedness to such third party; or

         (f) The Premises are subjected to actual or threatened waste, or any part thereof is removed, demolished or altered without the prior written consent of Lenders; or

         (g) Any claim of priority to this Deed of Trust, by title, lien or otherwise is asserted in any legal equitable proceeding.

2.02 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the entire Secured Indebtedness shall at the option of Lenders, immediately become due and payable upon written demand of the Lenders, time being of the essence of this Deed of Trust, and no omission on the part of Lenders to exercise such option when entitled to do so shall be construed as a waiver of such right.

2.03     Right to Enter and Take Possession.

         (a) If an Event of Default shall have occurred and be continuing, Borrower, upon demand of Lenders, shall forthwith surrender to Lenders the actual possession of the Premises and if, and to the extent permitted by law, Lenders itself, or by such officers or agents as it may appoint, may enter and take possession of all the Premises without the appointment of a receiver or an application therefore, and may exclude Borrower and their agents and employees wholly therefrom, and have joint access with Borrower to the books, papers and accounts of Borrower.

         (b) If Borrower shall for any reason fail to surrender or deliver the Premises or any part thereof after such demand by Lenders, Lenders may obtain a judgment or decree conferring upon Lenders the right of immediate possession or requiring Borrower to deliver immediate possession of the Premises to Lenders, and Borrower hereby specifically consents to the entry of such judgment or decree. Borrower will pay to Lenders, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation shall, until paid, become part of the Secured Indebtedness and shall be secured by this Deed of Trust;





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


         (c) Upon every such entering upon or taking of possession, Lenders may hold, store, use, operate, manage and control the Premises and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Premises insured; (iii) manage and operate the Premises and exercise all of the rights and powers of Borrower to the same extent as Borrower could in its own name or otherwise act with respect to the same; and (iv) enter into any and all agreements with the respect to the exercise by Lenders of any of the powers herein granted to Lenders, as Lenders from time to time may determine to be in its best interest, Lenders may collect and receive all the rents, issues, profits and revenues from the Premises, including those past due as well as those accruing thereafter, and, after deducting (aa) all expenses of taking, holding, managing and operating the Premises (including compensation for the services of all persons employed for such purposes); (bb) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (cc) the cost of such insurance; (dd) such taxes, assessments and other similar charges as Lenders may at its option pay; (ee) other proper charges upon the Premises or any part thereof; and (ff) the reasonable compensation, expenses and disbursements of the attorneys and agents of Lenders, Lenders shall apply the remainder of the moneys and proceeds so received by Lenders; first,, to the payment of accrued interest; second, to other sums required to be paid hereunder; and third, to the payment of overdue installments of principal. Anything in this paragraph 2.03 to the contrary notwithstanding Lenders shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as a result of any exercise by Lenders of their rights under this Deed of Trust, and Lenders shall be liable to accounting only for the rents, incomes, issues and profits actually received by Lenders;

         (d) Whenever all such interest, deposits and principal installments and other sums due under any of the terms, covenants, conditions and agreements of this Deed of Trust, shall have been paid and all Events of Default shall have been cured, Lenders shall surrender possession of the Premises to Borrower, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.04 Performance by Lenders. If Borrower shall default in the payment, performance or observance of any term, covenant or condition of this Deed of Trust, Lenders may, at their option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lenders in connection therewith, shall be secured hereby and shall be, without demand, immediately repaid by Borrower to Lenders with interest thereon at the default rate provided in the Note. Lenders shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Lenders are hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Borrower or any person in possession holding under Borrower.





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2.05     Enforcement.

         (a) If an Event of Default shall have occurred and be continuing, Trustee, or his agent or successor at the request of Lenders, shall sell the Premises or any part of the Premises at one or more public sale or sales before the door of the courthouse of the county in which the Land or any part of the Land is situated, to the highest bidder for cash, and in bar of the right and equity of redemption, including statutory right of redemption, homestead, dower, and all other rights and exemptions of every kind, all of which are hereby waived, in order to pay the Secured Indebtedness, and all proceedings in connection therewith, including reasonable attorney's fees, after advertising the time, place and terms of sale at lease three (3) different times in some newspaper published in the county in which the Land is located, the first of which publications shall be at least twenty (20) days previous to said sale. At any such public sale, Trustee may execute and deliver to the purchaser a conveyance of the Premises or any part of the Premises in fee simple. In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceedings or otherwise, the Premises may be sold as an entirety or in separate parcels and in such manner or order as Lenders in its sole discretion may elect, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Premises are sold or the Secured Indebtedness is paid in full. If the Secured Indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Lenders may at their option exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Lenders may determine.

         (b) If an Event of Default shall have occurred and be continuing, Lenders may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this paragraph 2.05, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Note or the performance of any term, covenant, condition or agreement of this Deed of Trust or any other right, and (ii) to pursue any other remedy available to it, all as Lenders in their sole discretion shall elect.

2.06 Purchase by Lenders. Upon any foreclosure sale or sale of all or any portion of the Premises under the power herein granted, Lenders may bid for and purchase the Premises and shall be entitled to apply all or any part of the Secured Indebtedness as a credit to the purchase price.

2.07 Application of Proceeds of Sale. In the event of a foreclosure or a sale of all or any portion of the Premises, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including attorney's fees, then to insurance premiums, liens, assessments, taxes and charges including utility charges advanced by Lenders, then to payment of the outstanding principal balance of the Secured Indebted-





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

ness, then to the accrued interest on all of the foregoing, and finally the remainder, if any, shall be paid to Borrower, or to the person or entity lawfully entitled thereto,

2.08 Borrower as Tenant Holding Over. In the event of any such foreclosure sale or sale under the power herein granted, Borrower (if Borrower shall remain in possession) shall be deemed a tenant holding over and shall forthwith deliver possession to the purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

2.09 Waiver of Appraisement, Valuation, Etc. Borrower agrees, to the full extent permitted by law, that in case of a default on the part of Borrower hereunder, neither Borrower nor anyone claiming through or under Borrower will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, or the absolute sale of the Premises, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Borrower, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets subject to the security interest of this Deed of Trust marshaled upon any foreclosure or sale under the power herein granted.

2.10 Waiver of Right of Redemption and Homestead. Borrower hereby waives and renounces all rights of redemption, including statutory right of redemption, homestead and exemption rights provided for by the Constitution and the laws of the United States and of any State, in and to the Premises as against the enforcement of Lenders' rights hereunder or against the collection of the Secured Indebtedness, or any part thereof.

2.11 Leases. Lenders, at their option, are authorized to foreclose this Deed of Trust subject to the rights of any tenants of Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Borrower, as a defense to any proceeding instituted by Lenders to collect the sums secured hereby.

2.12 Discontinuance of Proceedings. In case Lenders shall have proceeded to enforce any right, power or remedy under this Deed of Trust by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Lenders, then in every case, Borrower, Trustee, and Lenders shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Lenders shall continue as if no such proceedings had occurred.

2.13 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Lenders by this Deed of Trust is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concur-





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

rent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law, in equity or by statute.

2.14     Waiver.

         (a) No delay or omission by Borrower or by the holder of the Note to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default,, or acquiescence therein, and every right, power and remedy given by this Deed of Trust to Lenders may be exercised from time to time and as often as may be deemed expedient by Lenders. No consent or waiver, expressed or implied, by Lenders to or of any breach or default by Borrower in the performance of the obligations of Borrower hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the Performance of the same or any other obligations of Borrower hereunder. Failure on the part of Lenders to complain of any act or failure to act, or failure to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lenders of their rights hereunder or impair any rights, powers or remedies of Lenders hereunder.

         (b) No act or omission by Lenders shall release, discharge, modify, change or otherwise affect the original liability under the Note, this Deed of Trust or any other obligation of Borrower or any subsequent purchaser of the Premises or any part thereof, or any maker, cosigner, endorser, surety or guarantor, nor preclude Lenders from exercising any right, power or privilege herein granted or intended to be granted in the event of any default then made or of any subsequent default, nor alter the lien of this Deed of Trust except as expressly provided in an instrument or instruments executed by Lenders. Without limiting the generality of the foregoing, Lenders may (i) grant forbearance or an extension of time for the payment of all or any portion of the Secured Indebtedness; (ii) take other or additional security for the payment of any of the Secured Indebtedness; (iii) waive or fail to exercise any right granted herein or in the Note; (iv) release any part of the Premises from the security interest or lien of this Deed of Trust or otherwise change any of the terms, covenants, conditions or agreements of the Note of this Deed of Trust; (v) consent to the filing of any map, plat or replat affecting the Premises; (vi) consent to the granting of any easement or other right affecting the Premises; (vii) make or consent to any agreement subordinating the security title or lien thereof, or (viii) take or omit to take any action whatsoever with respect to the Note, this Deed of Trust, the Premises, or any document or instrument evidencing, securing or in any way related to the Secured Indebtedness, all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Borrower from exercising any such right, power or privilege or affecting the lien of this Deed of Trust.

2.15 Suits to Protect the Premises. Lenders shall have power to institute and maintain such suits and proceedings as it may deem expedient (a) to prevent any impairment of the Premises by any acts which may be unlawful or constitute a default under this Deed of Trust; (b) to preserve or protect their interest in the Premises and in the rents, issues, profits and revenues arising therefrom; and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Lenders.

2.16 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower, its creditors or its property, Lenders, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lenders allowed in such proceedings for the entire amount due and payable by Borrower under this Deed of Trust at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

                                  ARTICLE III

3.01 Successors and Assigns. This Deed of Trust shall inure to the benefit of and be binding upon Trustee and Lenders and their respective heirs, executors, legal representatives, successors, successors-in-title, and assigns. Whenever a reference is made in this Deed of Trust to "Trustee" or "Lenders", such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors, successors-in-title, and assigns of Trustee or Lenders, as the case may be.

3.02 Terminology. All personal pronouns used in this Deed of Trust, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Deed of Trust unless specific reference is made to Articles, paragraphs or subparagraphs of another document or instrument,

3.03 Joint and Several Liability. If Borrower is more than one party, such term as used herein shall refer always to such parties jointly and severally.

3.04 Severability. If any provisions of this Deed of Trust or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Deed of Trust and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.05 Applicable Law. This Deed of Trust shall be interpreted, construed and enforced according to the laws of the State of Tennessee.

3.06 Notices. Any and all notices, elections or demand and other communication hereunder shall be in writing and shall be deemed to have been duly given to a party hereto if mailed by certified mail, prepaid, to the Lenders and to the Borrower at the address set forth in the Loan Agreement executed in connection with this Deed of Trust or at such other address as any party may have designated in writing to any other party hereto.

3.07 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under this Deed of Trust, the Note and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Secured Indebtedness.

3.08 Non Waiver. Neither the Trustee nor the Lenders by the acceptance of this instrument waive any other security that it may now or hereafter have for the payment of said indebtedness.

                                   ARTICLE IV

4.01 Hazardous Materials. All federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of hazardous materials ("environmental laws") have been complied with. For purposes of this instrument, hazardous materials shall mean any flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, or related materials specified as such in, or regulated under, any of the environmental laws, including without limitation any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated under that Act and any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendment and Reauthorization Act of 1986, as amended from time to time, and regulations promulgated under these Acts. Further, neither Borrower nor, to the best of Borrower's knowledge, any prior owner or current or prior tenant, subtenant or other occupant of all or any portion of the pledged premises has used hazardous materials on, from or affecting the pledged premises in violation of environmental laws and, to the best of Borrower's knowledge, no hazardous materials have been disposed on the pledged premises.

4.02 Asbestos. The pledged premises does not contain any asbestos or asbestos containing material in a friable form, and there is not a current or potential airborne contamination of the pledged premises by asbestos fiber including, without limitation, any potential contamination that would be caused by maintenance or tenant finish activities in the improvements. Borrower shall install, use or store or permit to be installed, used, or stored on the pledged premises. Asbestos or any substance, material or equipment containing asbestos and deemed hazardous by the federal, state or local laws, rules, regulations or orders respecting such material ("applicable asbestos laws"), and shall otherwise comply with or cause to be complied with such laws, rules, regulations or orders.

4.03 Environmental Indemnification. Borrower shall comply with all laws, governmental standards and regulations applicable to Borrower or to the pledged premises in respect of occupational health and safety, hazardous waste and substances and environmental matters.

Borrower shall promptly notify Lender of its receipt of any notice of a violation of any such law, standard or regulation. Borrower shall defend and indemnify Lender and hold Lender harmless from and against all loss, liability, damage and expense, including reasonable attorneys' fees, suffered or incurred by Lender, whether as holder of this deed of trust, as Lender in possession, or as successor-in-interest to Borrower by foreclosure deed or deed in lieu of foreclosure or otherwise, under or on account of the environmental laws or any similar laws or regulations, including the assertion of any lien, (i) with respect to the presence of any hazardous materials or asbestos or the threat of these matters affecting the pledged premises, whether or not the same originates or emanates from the pledged premises or any contiguous real estate, including any loss of value of the pledged premises from the appraised value of the pledged premises as of the date of this deed of trust as a result of the foregoing so long as no such loss, liability, damage and expense is attributable to any hazard resulting from actions on the part of Lender; and
(ii) with respect to any other matter affecting the pledged premises within the jurisdiction of the Environmental Protection Agency, any other federal agency, or any state or local environmental agency. Borrower's obligations under this section shall arise upon the discovery of the presence of any hazardous materials or asbestos, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any such hazardous substance.

         Upon the occurrence of any event resulting in the presence of any hazardous materials or asbestos or the threat of these matters affecting the pledged premises, whether or not the same originates or emanates from the pledged premises or any contiguous real estate, and/or if Borrower shall fail to comply with any of the requirements of the environmental laws, including applicable asbestos laws, Lender may (if Lender decides in its sole discretion that Borrower's response is unsatisfactory with regard to such hazardous materials or environmental laws) at its election, but without the obligation to do so; (i) give such notices and/or cause such work to be performed at the pledged premises; and/or (ii) take any and all other actions as Lender shall deem necessary or advisable in order to abate the hazard, remove the hazardous substance, and cure Borrower's non-compliance. Borrower shall give Lender and its agents, employees and contractors access to the pledged premises and specifically grants to Lender a license to remove the asbestos or take such other remedial action necessary.

         Any amounts so paid by Lender pursuant to this section, together with interest at the rate of the promissory note rate from the date of payment by Lender, shall be immediately due and payable by Borrower to Lender and until paid shall be added to and become a part of the indebtedness secured by this deed of trust. In addition, Borrower acknowledges that in the event asbestos is caused to be removed from the pledged premises by Borrower or by Lender in order to comply with the applicable asbestos laws, that the Environmental Protection Agency number assigned to the asbestos so removed shall not be in the name of Lender, and Borrower shall assume all of Lender's potential and actual liability for such removed asbestos.

         The provisions of section 4.03 shall survive the repayment of the indebtedness and the performance of Borrower's obligations deed of trust.

         IN WITNESS WHEREOF, Borrower has executed this Deed of Trust as of the day and year first above written.

                                   American West Trading Company



                                   By: /s/ D. Gary McRae, Treasurer
                                      ---------------------------------------
                                       D. Gary McRae, Treasurer


                                   By: /s/ James W. McRae
                                      ----------------------------------------
                                       James W. McRae, Secretary



STATE OF NORTH CAROLINA           )
                                  )
COUNTY OF MONTGOMERY              )

         Before me, a Notary Public in and for said State and County, personally appeared D. Gary McRae, with whom I am personally acquainted, and who, upon oath, acknowledged himself to be the Treasurer of American West Trading Company, the within named bargainer, a corporation, and that as such D. Gary McRae, being authorized to do so, he executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

         Witness my hand at my office, this 23rd day of July, 1996.



                                        /s/ Priscilla E. Moness
                                        -------------------------------------
                                        Notary Public


My Commission Expires: 2/17/2000
                       ------------




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


                                  EXHIBIT "A"


This being two certain parcels of land lying and being situated in the Seventh Civil District of Weakley County, Tennessee, located in the City of Dresden, Tennessee, on the west side of, and adjoining Jones Street, on the north side of and adjoining Hillcrest Street, and on the east side of, and adjoining Broad Street, and being more particularly described as follows:


PARCEL NO. 1: Beginning at a point at the intersection of the center-line of Jones Street with the center-line of Hillcrest Street, said point of beginning being located South 61 degrees 56 minutes 35 seconds East 34.60 ft. from the corner of the curb and retaining wall at the Southwest intersection of Jones Street and Hillcrest Street, and runs thence with the center-line of Hillcrest Street North 89 degrees 03 minutes 11 seconds West 514.21 ft. to a point at the Southeast corner to the Lenard West property; thence runs with the East boundary to the West property North 02 degrees 16 minutes 05 seconds West, passing a 1/2 inch diameter Re-bar pin found at the back edge of the curb, in all 147.19 ft. to a metal post marked for a corner, found; thence runs with the chain-link fence, and the North boundary to the Lenard West property North 88 degrees 37 minutes 11 seconds West, passing a 1/2 inch diameter Re-bar pin found at the back edge of the curb, at 124.14 ft., continuing on in all 140.90 ft. to a point in the center of Broad Street, the Northwest corner to the Lenard West property; thence runs with the center-line of Broad Street North 03 degrees 07 minutes 05 seconds West 399.18 feet to a point in the center-line of Broad Street at the South right-of-way of the N.C. & St. L. Railroad; thence runs with the South right-of-way of the N.C. & St. L. Railroad South 65 degrees 18 minutes 49 seconds East 646.36 feet to a concrete monument with aluminum cap (RLS#69) set; thence runs with the South right-of-way of the N.C. & St. L. Railroad South 60 degrees 00 minutes 49 seconds East 100.00 ft. to a "PK" nail and brass marker, stamped "RLS-69", set in the center of Jones Street; thence runs South 02 degrees 04 minutes 55 seconds East 237.78 feet to the point of beginning, containing an area by computation of 5.49 acres. Survey made on March 8th thru 29th, 1993 by Thomas C. White & Associates, Land Surveyors, Waverly, Tennessee, Thomas C. White, Surveyor, Tennessee Registration No. 69. All bearings are given in reference to Magnetic meridian in relation to the bearing of record for the East boundary to the Lenard West property, as described in the deed of record to the herein described parcel. This description is subject to any rights-of-ways that may exist in favor of the City of Dresden, Tennessee, for Jones Street, Hillcrest Street, and Broad Street, all as shown on Thomas C. White & Associates Drawing No. 832-2393.


PARCEL NO. 2: Beginning at a "PK" nail and brass marker stamped "RLS-69", set in the West right-of-way of Jones Street, at the Northeast corner to the City of Dresden water tank property, said beginning point being located North 39 degrees 07 minutes 32 seconds East 53.26 ft. from a U.S. Coast & Geodetic Survey monument No. "F-23" found at the Southeast leg of the City water tank; thence runs with the North boundary to the City water tank property South 88 degrees 00 minutes 50 seconds West 80.00 ft. to a "PK" Nail and brass marker stamped "RLS-69" set in the pavement, the Northwest corner to the City water tank property; thence runs with the West boundary to the City water tank property South 01 degree 59 minutes 10 seconds East 80.00 ft. to a "PK" Nail and brass marker stamped "RLS-69" set in the pavement, the Southwest corner to the City of Dresden water tank property in the North right-of-way of the N.C. & St. L. Railroad; thence runs with the said Railroad right-of-way North 66 degrees 21 minutes 19 seconds West 266.82 ft. to a 1/2 inch diameter Re-bar pin found at a steel post, said point being the Southeast corner to the Gary D. Inman property; thence runs with Inman's East boundary line North 00 degrees 54 minutes 54 seconds East 64.00 ft. to a 1/2 diameter Re-bar pin with cap (RLS#69) set at the Southwest corner to the Carline F. Turner property; thence runs with Turner's South boundary North 84 degrees 54 minutes 31 seconds East 117.50 feet to a 1/2 inch diameter Re-bar pin with cap (RLS#69) set; thence runs with the South boundary to the Donald R. Moubray property and the South boundary to the Brian A. Arnold property North 88 degrees 00 minutes 51 seconds East 200.00 ft. to a 1/2 inch diameter Re-bar pin with cap (RLS#69) set in the West right-of-way of Jones Street; thence runs with the said West right-of-way of Jones Street South 01 degree 59 minutes 10 seconds East 105.70 ft. to the point of beginning, containing an area by computation of 0.89 acre. Survey made on March 8th thru 29th, 1993 by Thomas C. White & Associates, Land Surveyors, Waverly, Tennessee, Thomas C. White, Surveyor, Tennessee Registration No. 69. All bearings are given in reference to Magnetic meridian, all as shown on Thomas D. White & Associates Drawing No. 832-2393.

This being the same property that was conveyed to Stetson Boot & Shoe Company, Inc. by deeds of record in Deed Book 297, Page 555 and Deed Book 299, Page 100, in the Register's Office for Weakley County, Tennessee.


PARCEL NO. 3: This being a certain tract or parcel of land lying and being situated in the Second Civil District of Humphreys County, Tennessee, located on the North side of, and adjoining North Railroad Street and on the West side of, and adjoining Golf Course Road, in the City of Waverly, Tennessee, and being more particularly described as follows:

Beginning at a point in the North right-of-way of North Railroad Street, at the Southeast corner to the Katie Catherine Durham property, said point also being located 80.00 ft. North of, and perpendicular to the center-line of the C.S.X. Railroad track, and also being on the West side of what is known as Pine Hill Drive, said Pine Hill Drive being the access to the Jones Cemetery and other properties; thence runs with the West side of Pine Hill Drive, and the East boundary to the Katie Catherine Durham property North 06 degrees 09 minutes 30 seconds East and along an old fence line, passing a concrete monument reference point with cap (RLS#69), set at 20.00 ft. continuing on in all 322,13 ft. to a concrete monument found at the Southwest corner to the Jones Cemetery; thence runs with the South boundary to the Cemetery South 87 degrees 00 minutes 00 seconds East, crossing Pine Hill Drive, in all 146.50 ft. to an iron pipe found in the base of a large Pine tree, said iron pipe being the Southeast corner to the Jones Cemetery; thence runs with the East boundary to the Jones

Cemetery North 11 degrees 00 minutes 00 seconds East 180.00 feet to a concrete monument found in the South boundary to the Waverly Recreational Corporation property, said point also being the Northeast corner to the Jones Cemetery; thence runs with the South boundary to the Waverly Recreational Corporation property South 82 degrees 22 minutes 28 seconds East, passing to the Southeast corner to the Waverly Recreational Corporation property and a corner to property owned by the City of Waverly at 446.00 ft.; thence continuing with the City of Waverly boundary South 82 degrees 22 minutes 28 seconds East, passing a concrete monument reference point found at 780.00 ft., in all 840.00 ft. to a point in the pavement of Golf Course Road, the Northeast corner to the herein described property; thence runs with the West right-of-way of Golf Course Road and the City of Waverly property boundary South 00 degrees 00 minutes 32 seconds East, passing a concrete monument reference point found at 60.00 ft., in all 415.00 ft. to a concrete monument found in the North right-of-way of North Railroad Street, along a line 80.00 ft. North of, and perpendicular to the center line of the C.S.X. Railroad track, chord bearings and distances as follows: South 87 degrees 25 minutes 05 seconds West 183.58 ft.; North 89 degrees 53 minutes 17 seconds West 296.52 feet; North 87 degrees 33 minutes 55 seconds West 166.20 ft.; North 85 degrees 10 minutes 39 seconds West 295.00 ft.; North 83 degrees 07 minutes 44 seconds West 108.69 ft. to the point of beginning, containing an area by computation of 10.62 acres. This description is subject to Pine Hill Drive which is the access to the Jones Cemetery, crossing the subject property from North Railroad Street to the Cemetery, along the Western part of the property. Survey made on March 4th thru 23rd, 1993 by Thomas C. White & Associates, Land Surveyors, Waverly, Tennessee, Thomas C. White, Surveyor, Tennessee Registration No. 69, all as shown on Thomas C. White & Associates Drawing No. 865-2293.

This being the same property that was conveyed to Stetson Boot & Shoe Company, Inc. by deeds of record in Deed Book 160, Page 437 and Deed Book 160, Page 440, in the Register's Office for Humphreys County, Tennessee.

                                   EXHIBIT B

                                  ENCUMBRANCES



1. Subject to a Deed of Trust of record in Trust Book 135, Page 1228, Register's Office for Humphreys County, Tennessee, in the original sum of $400,000.00 in favor of Department of Economic and Community Development of the State of Tennessee and Humphreys County, Tennessee, as relates to Parcel 3 of the subject real estate.
2. Rights of the public to the use of Pine Hill Drive and Golf Course Road and the rights of way thereof to the extent included within the description of the properties and further subject to all legal roadways.
3. Parcel 3 is subject to the rights of the public to the use of Pine Hill Drive for ingress and egress into Jones Cemetary.
4. Subject to the 1996 State, County and City Taxes, which are neither due nor payable at this time, however, which Taxes constitute a lien on the subject property.